CONTACT:
Gage Parrish
Vice President and CFO
Coast Hotels and Casinos, Inc.
702/365-7000

FOR RELEASE MARCH 15, 2001 AT 7:00AM EASTERN STANDARD TIME

                   COAST HOTELS AND CASINOS, INC. ANNOUNCES
                          EXPIRATION OF EXCHANGE OFFER

      LAS VEGAS, NEVADA - MARCH 15, 2001 -- Coast Hotels and Casinos, Inc., a wholly owned subsidiary of Coast Resorts, Inc., announced today that as of 5:00 p.m., New York City time on March 14, 2001, its exchange offer (the "Exchange Offer") to exchange up to $50.0 million principal amount of newly issued 9-1/2% Senior Subordinated Notes Due 2009 registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its outstanding privately placed 9-1/2% Senior Subordinated Notes Due 2009 expired, and that all of the privately placed 9-1/2% Senior Subordinated Notes Due 2009 were tendered in the Exchange Offer and accepted.

      Exchange offers of this kind are customary in transactions in which notes have been issued in a private placement under Rule 144A of the Securities Act, as were the $50.0 million principal amount of previously outstanding notes.

      Coast Hotels and Casinos, Inc., owns and operates four hotel-casinos in the Las Vegas area, The Orleans, the Gold Coast, the Barbary Coast and the Suncoast.